INDEPENDENT AUDITORS' REPORT


To the Board of Trustees and Shareholders of GREAT PLAINS FUNDS:

We have audited the accompanying statements of assets and liabilities of Great Plains Funds (the "Trust"), comprised of the following portfolios: Great Plains Equity Fund, Great Plains International Equity Fund, Great Plains Premier Fund, Great Plains Intermediate Bond Fund, and Great Plains Tax-Free Bond Fund, including the portfolio of investments, as of August 31, 1999, and the related statement of operations for the year and period then ended, the statements of changes in net assets for the year and period ended August 31, 1999 and 1998, and the financial highlights for the year and period presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1999, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Great Plains Equity Fund, Great Plains International Equity Fund, Great Plains Premier Fund, Great Plains Intermediate Bond Fund, and Great Plains Tax-Free Bond Fund as of August 31, 1999, the results of its operations for the year and period then ended, the changes in its net assets for the year and period ended August 31, 1999 and 1998, and the financial highlights for the year and period presented, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
October 20, 1999